SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2010 (January 7, 2010)

KNIGHT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ 07310

(Address of principal executive offices) (Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On January 7, 2010, the Company announced that James P. Smyth, 54, Executive Vice President and Head of Broker-Dealer Client Group, of Knight Capital Group, Inc., has been named Senior Advisor and Senior Relationship Officer for the Company, effective immediately. Mr. Smyth’s responsibilities as Head of Broker-Dealer Client Group will be re-assigned to others within the Company, as part of a reorganization at the Company, which also includes its new segment reporting which will separate Global Markets into two business segments, Equities and FICC (Fixed Income, Currencies and Commodities). Mr. Smyth continues to be an Executive Vice President and a member of the Executive Committee, reporting into Thomas M. Joyce, Chairman and Chief Executive Officer, Knight Capital Group, Inc.

The Company’s website (www.knight.com) contains a significant amount of information about the Company, including financial and other information for investors. The Company encourages investors to visit its website from time to time, as information is updated and new information is posted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned’s duly authorized signatory.

KNIGHT CAPITAL GROUP, INC.

Date: January 11, 2010	By:	/S/ ANDREW M. GREENSTEIN
Andrew M. Greenstein Managing Director, Deputy General Counsel and Assistant Secretary